UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2026

Chaince Digital Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Floor 41, New York, NY 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value US$0.004 per share	CD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2026, Chaince Digital Holdings Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”) to create an at-the-market equity program under which it may sell up to an aggregate of $300,000,000 of the Company’s ordinary shares, par value $0.004 per share (the “Shares”), from time to time through the Sales Agent (the “ATM Offering”).

Upon delivery of a sales notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Stock Market LLC (“Nasdaq”), on any other existing trading market for the ordinary share or to or through a market maker. If the Company and the Sales Agent agree on any method of distribution other than sales of the Shares into Nasdaq or another existing trading market in the United States at market prices, the Company will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Company may designate the maximum number of Shares to be sold on any trading day and the minimum price per Share below which sales may not be made.

The Company has no obligation to sell any ordinary shares under the Sales Agreement. The Company and the Sales Agent may suspend the ATM Offering upon notice and subject to other conditions. Sales Agent is not obligated to purchase any Shares on a principal basis pursuant to the Sales Agreement, except as otherwise specifically agreed by Sales Agent and the Company in a separate agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or if such sales occur, no assurance can be given as to the price or number of shares that will be sold, or the dates on which any such sales will take place.

The Company will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of the Shares. The Sales Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price of the Shares sold. The Company will also reimburse the Sales Agent for certain specified expenses in connection with the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agent, other obligations of the parties and termination provisions.

The Company may terminate the Sales Agreement at any time upon ten (10) business days’ prior written notice to the Sales Agent. The Sales Agent may terminate the Sales Agreement at any time upon prior written notice to the Company.

The issuance and sale of the Shares to or through the Sales Agent from time to time will be effected pursuant to the Company’s effective shelf registration statement on Form F-3 (File No. 333-287428), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 27, 2025, and the prospectus supplement relating to the ATM Offering filed with the SEC on August 21, 2026.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion and consent of Ogier relating to the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated August 19, 2026, by and between Chaince Digital Holdings Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Ogier.
23.1	Consent of Ogier (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026	CHAINCE DIGITAL HOLDINGS INC.

/s/ Shi Qiu
	Name:	Shi Qiu
	Title:	Chief Executive Officer and President

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